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                        SCIENTIFIC GAMES HOLDINGS CORP.               EXHIBIT 11
                       COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands except per share data)

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
                                                           Three-month period                     Six-month period
                                                              ended June 30,                       ended June 30,
                                                           1997           1996                  1997            1996
                                                           ----           ----                  ----            ----
Net earnings(loss)...........................           $ (6,653)       $ 5,809               $(1,166)        $ 7,320

ADD:  R&D and Pull-tab product line write-
   offs, net of tax...........................            12,502              0                12,502               0
                                                        --------        -------               -------         -------
Net earnings excluding write-offs............              5,849          5,809                11,336           7,320
                                                        ========        =======               =======         =======
Weighted average Common stock outstanding....             12,142         13,066                12,152          13,066

Effect of common stock equivalents (stock
  options), at average market price..........                421            659                   428             668
                                                        --------        -------               -------         -------
        Total.................................            12,563         13,725                12,580          13,734
                                                        ========        =======               =======         =======
Net earnings (loss)per common share..........          ($   0.53)       $  0.42              ($  0.09)        $  0.53
                                                        ========        =======               =======         =======
Pro forma net earnings per common share,
  excluding write-offs.......................           $   0.47        $  0.42               $  0.90         $  0.53
                                                        ========        =======               =======         =======
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